UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 1, 2012

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

In connection with its acquisition of Galvcast Manufacturing Inc., AZZ incorporated has entered into the Seventh Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A. (“BAML”), which amends that certain Second Amended and Restated Credit Agreement, dated as of May 25, 2006, among AZZ, BAML, as Administrative Agent, Swing Line Lender and L/C Issuer, and certain other lenders (including BAML) (the “Credit Agreement”).  The Amendment provides, among other things, for an increase in the revolving credit facility from $80 million to $125 million and an extension of the maturity date to October 1, 2017.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amendment, as filed as Exhibit 10.1 to this Current Report on Form 8-K (incorporated herein by reference).

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of October 1, 2012, by and between AZZ incorporated and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated (Registrant)
Date: October 3, 2012	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of October 1, 2012, by and between AZZ incorporated and Bank of America, N.A.